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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is executed effective as of December 19, 2001, by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and FRIENDLY'S REALTY III, LLC, a Delaware limited liability company ("Borrower"), whose address is 1855 Boston Road, Wilbraham, Massachusetts 01095-1098.

                             PRELIMINARY STATEMENT:

         Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Borrower has requested that Lender make the Loans which will be secured by the Premises. Each Loan will be evidenced by a Note and secured by a first priority security interest in the corresponding Premises pursuant to a Mortgage. Lender has committed to make the Loans pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

         "ACTION" has the meaning set forth in Section 10.A(4).

         "ADA" means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

         "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

         "APPLICABLE REGULATIONS" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Borrower or Lessee.

         "BORROWER ENTITIES" means, collectively, Borrower and any Affiliate of Borrower.

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         "BORROWER GROUP" means Friendly's Realty I, LLC, a Delaware limited liability company, Friendly's Realty II, LLC, a Delaware limited liability company and Friendly's Realty III, LLC, a Delaware limited liability company, and any new borrowing entity formed pursuant to the Post Closing Agreement in connection with such entity's assumption of certain Related Loans and acquisition of the real property and other collateral securing the same (all as provided in the Post Closing Agreement).

         "BUSINESS DAY" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

         "CAPITAL LEASE" has the meaning set forth in Section 7.J.

         "CHANGE OF CONTROL" means a change in control of Borrower, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions, or from a merger or consolidation by Borrower with or into any other entity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower.

         "CLOSING" means the disbursement of the Loan Amounts by Title Company as contemplated by this Agreement.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "COLLATERAL ASSIGNMENT OF LICENSE AGREEMENT" means the collateral assignment of license agreement dated as of the date of this Agreement executed by Borrower in favor of Lender pursuant to which Borrower has collaterally assigned the License Agreement to Lender as security for the Loans, as the same may be amended from time to time.

         "COMMITMENT" means that certain Commitment Letter dated August 29, 2001 between Lender and Lessee, and any amendments or supplements thereto.

         "COUNSEL" means legal counsel to Borrower and Lessee, licensed in the states in which (i) the Premises are located, (ii) Borrower and Lessee are incorporated or formed and (iii) Borrower and Lessee maintain their chief executive offices, as selected by Borrower and Lessee, as the case may be, and approved by Lender.

         "DEBT" has the meaning set forth in Section 7.J.

         "DEFAULT RATE" has the meaning set forth in the Notes.

         "DEPRECIATION AND AMORTIZATION" has the meaning set forth in Section
7.J.

         "DISCLOSURES" has the meaning set forth in Section 14.P(2).

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         "ENVIRONMENTAL CONDITION" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Premises, whether or not yet discovered, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Borrower, Lessee or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at any of the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off any of the Premises.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" means the environmental indemnity agreement dated as of the date of this Agreement executed by Borrower for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.

         "ENVIRONMENTAL INSURER" means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lender may select, and its successors and assigns.

         "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs), 42 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Endangered Species Act, 16 U.S.C. Sections 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance,

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trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Premises by reason of the presence of Hazardous Materials in, on, under or above any of the Premises.

         "ENVIRONMENTAL LIEN" has the meaning set forth in Section 6.K(9).

         "ENVIRONMENTAL POLICIES" means environmental insurance policies issued by Environmental Insurer to Lender with respect to the Premises, which Environmental Policies shall be in form and substance satisfactory to Lender in its sole discretion.

         "EQUIPMENT PAYMENT AMOUNT" has the meaning set forth in Section 7.J.

         "EVENT OF DEFAULT" has the meaning set forth in Section 10.

         "EXISTING FACILITY" means the credit facility evidenced by the Credit Agreement dated November 19, 1997, among Lessee, the several banks and other financial institutions or entities from time to time parties thereto and Societe Generale, as arranger and administrative agent, and any amendments or supplements thereto.

         "FCCR AMOUNT" has the meaning set forth in Section 10.A(7).

         "FCCR AMOUNT NOTICE" has the meaning set forth in Section 10.A(7).

         "FEE" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the sum of the Loan Amounts for all of the Premises.

         "FINANCIAL INFORMATION" means the financial statements and other financial information concerning Borrower and Lessee delivered to Lender by Borrower and/or Lessee.

         "FIXED CHARGE COVERAGE RATIO" has the meaning set forth in Section 7.J.

          "GAAP" means generally accepted accounting principles consistently applied.

         "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Premises or any of the Borrower Entities.

         "GROSS SALES" has the meaning set forth in Section 7.J.

         "HAZARDOUS MATERIALS" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials,"

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"hazardous wastes," "regulated substances" or words of similar import under any
Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Premises or the operations or activity at any of the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of any of the Premises or the owners and/or occupants of property adjacent to or surrounding any of the Premises.

         "INDEMNIFIED PARTIES" means Lender, Environmental Insurer, the trustees under the Mortgages, if applicable, and any person or entity who is or will have been involved in the origination of the Loans, any person or entity who is or will have been involved in the servicing of the Loans, any person or entity in whose name the encumbrance created by any of the Mortgages is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loans (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any of the Loans for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in any of the Loans or any of the Premises, whether during the term of the Loans or as a part of or following a foreclosure of any of the Loans and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         "INDEMNITY AGREEMENTS" means all indemnity agreements executed for the benefit of Borrower, Lessee or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials, including, without limitation, the right to receive payments under such indemnity agreements.

         "INTEREST EXPENSE" has the meaning set forth in Section 7.J.

         "LEASE" means the master lease between Borrower, as lessor, and Lessee, as lessee, with respect to the Premises, together with all amendments, modifications and supplements thereto.

         "LENDER ENTITIES" means, collectively, Lender (including any predecessor-in-interest to Lender by merger) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender by merger) that have made any loans to any of the Borrower Entities which have not been paid in full as of the date of this Agreement.

         "LENDER PAYMENTS" has the meaning set forth in Section 7.J.

         "LESSEE" means Friendly Ice Cream Corporation, a Massachusetts corporation, and its successors.

         "LICENSE AGREEMENT" means the license agreement dated as of the date of this Agreement between Borrower and Lessee pursuant to which Lessee has granted Borrower a license to use the trade name and trademarks of Lessee and to operate the Premises as a Permitted Concept

                                       5
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upon the occurrence of an event of default under the Lease, as the same may be amended from time to time.

         "LOAN" OR "LOANS" means, as the context may require, the loan for each Premises, or the loans for all of the Premises, described in Section 2.

         "LOAN AMOUNT" OR "LOAN AMOUNTS" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreement, the UCC-1 Financing Statements, the Collateral Assignment of License Agreement and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended from time to time.

         "LOAN POOL" means:

         (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

         (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

         (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

         "LOST NOTE" has the meaning set forth in Section 7.K.

         "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) any of the Premises, including, without limitation, the operation of any of the Premises as a Permitted Concept, or (ii) Borrower's ability to perform its obligations under the Loan Documents.

         "MEMORANDA" has the meaning set forth in Section 4.K.

         "MORTGAGE" OR "MORTGAGES" means, as the context may require, the deed of trust or mortgage dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to a Premises or the deeds of trust or mortgages dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to all of the Premises, as the same may be amended from time to time. A Mortgage has been executed for each Premises.

         "NET INCOME" has the meaning set forth in Section 7.J.

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         "NEW FACILITY" means a new credit facility entered into by Lessee at or prior to Closing, which (i) is in the principal amount of not less than $30,000,000, (ii) has a term of not less than three years, and (iii) has a structure and documentation subject to Lender's approval, including provisions that certain personal property and real property owned by Lessee after the Closing (excluding Lessee's leasehold interests in the Premises) may be used by Lessee for mortgage loan transactions, with the net proceeds therefrom (after payment of applicable closing costs) being applied first to the remaining principal amount outstanding under the Existing Facility as of the Closing Date (the "Remaining Balance"), with any remaining net proceeds therefrom (the
"Excess Proceeds") being applied as Lessee and Lender shall mutually agree; provided that none of the Excess Proceeds shall be required to be applied to any amount under the New Facility.

         "NOTE" OR "NOTES" means, as the context may require, the promissory note dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing a Loan with respect to a Premises or the promissory notes dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing the Loans with respect to all of the Premises, as the same may be amended, restated and/or substituted from time to time, including, without limitation, as a result of the payment of the FCCR Amount pursuant to Section
10. A Note has been executed for each Premises in the Loan Amount corresponding to such Premises.

         "OBLIGATIONS" has the meaning set forth in the Mortgages.

         "OPERATING LEASE EXPENSE" has the meaning set forth in Section 7.J.

         "OTHER AGREEMENTS" means, collectively, all agreements and instruments between or among any of the Borrower Entities and any of the Lender Entities, and all agreements and instruments by any of the Borrower Entities for the benefit of any of the Lender Entities, including, without limitation, the Related Loan Documents provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

         "PARTICIPATION" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "PERMITTED AMOUNTS" means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the Premises are located.

         "PERMITTED CONCEPT" means a Friendly's restaurant.

         "PERMITTED EXCEPTIONS" means those exceptions set forth as exceptions in the title insurance policies issued by Title Company to Lender and approved by Lender in its sole discretion in connection with the closing of the Loans.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

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         "PERSONAL PROPERTY" has the meaning set forth in the Mortgages.

         "POST CLOSING AGREEMENT" means that certain Post Closing Agreement dated as of the date of this Agreement executed by Friendly's Realty I, LLC, a Delaware limited liability company, and Lender, as the same may be amended from time to time.

         "PREMISES" means the parcel or parcels of real estate corresponding to the FFC File Numbers and addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate) and the Personal Property. As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.

         "PROPOSED SUBSTITUTION NOTICE" has the meaning set forth in Section 13.B(1).

         "QUESTIONNAIRES" means the environmental questionnaires completed by Lessee with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

         "RELATED LOANS" means, collectively, the loans evidenced by the Related Notes.

         "RELATED LOAN AGREEMENTS" means, collectively, those certain loan agreements dated as of the date of this Agreement between Lender and each of the entities in the Borrower Group, as the same may be amended from time to time.

         "RELATED LOAN DOCUMENTS" means, collectively, the Related Loan Agreements, the Related Notes and all other agreements and instruments between or by any of the entities in the Borrower Group and, or for the benefit of, Lender and executed pursuant to any of the Related Loan Agreements, as the same may be amended from time to time.

         "RELATED NOTES" means, collectively, the promissory notes executed by the entities in the Borrower Group and payable to Lender pursuant to any of the related Loan Agreements and any amendments, extensions or modifications of any thereof.

         "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

         "RESTORATION" has the meaning set forth in the Mortgages.

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         "SECURITIZATION" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

         "SUBJECT PREMISES" has the meaning set forth in Section 10.A(7).

         "SUBSTITUTE DOCUMENTS" has the meaning set forth in Section 13.

         "SUBSTITUTE PREMISES" means one or more parcels of real estate substituted for a Premises in accordance with the requirements of Section 13, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements, equipment, trade fixtures, appliances and other personal property located thereon (whether or not affixed to such real estate). For purposes of clarity, where two or more parcels of real estate comprise a Substitute Premises, such parcels or interests shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement.

         "SUBSTITUTE PREMISES PERMITTED EXCEPTIONS" has the meaning set forth in
Section 13.

         "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Premises which may result from such Release.

         "TITLE COMPANY" means Lawyers Title Insurance Corporation.

         "TRANSFER" means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "UCC-1 FINANCING STATEMENTS" means such UCC-1 Financing Statements as Lender shall require to be executed and delivered by Borrower with respect to the transactions contemplated by this Agreement.

         "USTS" means any one or combination of below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of regulated substances.

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         2. TRANSACTION. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loans. The Loans will be evidenced by the Notes and secured by the Mortgages. Borrower shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall be $10,000,000, allocated among the Premises as set forth on the attached Exhibit A. The Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. The Premises shall be leased to the Lessee pursuant to the Lease and, at Closing, Borrower shall assign the Lease to Lender pursuant to the Mortgages.

         3. ESCROW AGENT; CLOSING COSTS. A. Borrower and Lender hereby employ Title Company to act as escrow agent in connection with the transaction described in this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Borrower to do so. Borrower and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things reasonably necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, upon written approval of Borrower and Lender with respect to their respective funds, from any funds held by it for Lender's or Borrower's respective credit, all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Borrower, all charges and obligations payable by them, respectively. Borrower will pay all charges and expenses payable by it under the terms of the Loan Documents to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Borrower and Lender or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and reasonable attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Borrower and Lender. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

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             B. Lender has ordered a title insurance commitment for each
Premises from Title Company. Prior to, or concurrently with, the Closing, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Subject to the terms of this Agreement, all costs of such transaction shall be borne by Borrower, including, without limitation, the cost of title insurance premiums and all endorsements required by Lender, the cost of Personal Property lien insurance premiums and all endorsements required by Lender, survey charges, UCC and litigation search charges, the attorneys' fees of Borrower, reasonable attorneys' fees and expenses of Lender (excluding the cost and expense of any of Lender's in-house legal staff), the cost of the environmental due diligence undertaken pursuant to Section 4.E, including, without limitation, the cost of the Environmental Policies, Lender's site inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, escrow, filing and recording fees and UCC filing and recording fees (including preparation, filing and recording fees for UCC continuation statements). All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 4.C, shall be paid by Borrower at or prior to the Closing. The Loan Documents shall be dated as of the Closing Date.

         4. CLOSING CONDITIONS. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions at, or prior to, Closing:

             A. TITLE. Fee title to each of the Premises (other than the Personal Property) shall be vested in Borrower, free of all liens, encumbrances, restrictions, encroachments and easements, subject to the Permitted Exceptions and the liens created by the Mortgages and the UCC-1 Financing Statements. Lessee shall be the owner of all of the Personal Property, free and clear of all liens, encumbrances, charges and security interests, except the liens created by the Lease. Upon Closing, Lender will obtain a valid and perfected first priority lien upon and security interest in each of the Premises subject to the Permitted Exceptions.

             B. CONDITION OF PREMISES. Lender shall have inspected and approved the Premises.

             C. INSURANCE COMMITMENTS. Lender shall have received for each of the Premises: a preliminary title report and irrevocable commitment to insure title in the amount of the Loan relating to such Premises, by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and marketable fee title in the real property comprising such Premises in Borrower, committing to insure Lender's first priority lien upon and security interest in such real property subject only to Permitted Exceptions, and containing such endorsements as Lender may require.

             D. SURVEY. Lender shall have received a current ALTA survey of each of the Premises or its equivalent, the form and substance of which shall be satisfactory to Lender in its reasonable discretion. Lender shall have obtained a flood certificate indicating that the location of each of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, or if any Premises is in such a flood plain or special flood hazard area, Borrower shall have provided Lender with evidence of flood insurance maintained on such Premises in amounts and on terms and conditions reasonably satisfactory to Lender.

             E. ENVIRONMENTAL. Lender shall have completed such environmental due diligence of each of the Premises as it deems necessary or advisable in its sole discretion, including, without limitation, receiving an Environmental Policy with respect to each of the Premises, and Lender shall have approved the environmental condition of each of the Premises in its sole discretion.

             F. ZONING. Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that each of the Premises is properly zoned for use as a Permitted Concept and that such use constitutes a legal, conforming use under applicable zoning requirements.

             G. COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. No event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents or any other agreement between or among Lender, Borrower or Lessee pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or would be reasonably likely to have a Material Adverse Effect or a material adverse effect on Lessee or Lender's willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.

             H. PROOF OF INSURANCE. Borrower shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to Lender are in full force and effect.

             I. OPINION OF COUNSEL. Borrower and Lessee shall have caused Counsel to prepare and deliver an opinion to Lender in form and substance reasonably satisfactory to Lender and its counsel, which opinion shall include, without limitation, those opinions set forth in the Revised Legal Criteria for Multi- and Single-Member LLCs published in Standard and Poor's CreditWeek on September 15, 1999, as the same may be amended or revised from time to time.

             J. FEE AND CLOSING COSTS. Concurrently with Closing, Borrower shall pay the Fee to Lender and shall have paid all of the costs required to be paid at Closing by Borrower under Section 3. Upon Closing, the fee deposit of $500,000 previously paid by Borrower and being held by Lender will be applied to the payment of the Fee.

             K. LEASE, MEMORANDA AND LICENSE AGREEMENT. Borrower and Lessee shall have executed and delivered the Lease, a memorandum of master lease in recordable form for each of the Premises (collectively, the "Memoranda") and the License Agreement. The Lease, the Memoranda and the License Agreement shall be in form and substance reasonably satisfactory to Lender.

             L. APPLICATION OF CERTAIN PROCEEDS. Concurrently with Closing, the net proceeds of the Loans (after payment of the Fee and all of the costs required to be paid by Borrower under Section 3) received by Lessee in connection with the transfer of the Premises to Borrower shall be applied to the outstanding balance under the Existing Facility. In addition, prior to or at the Closing Lessee shall have entered or shall enter into the New Facility.

             M. CLOSING DOCUMENTS. At or prior to the Closing Date, Lender and/or Borrower, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Title Company or Lender, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as Lender may reasonably require in form acceptable to Lender, including, without limitation, the following:

                  (1) Notes;

                  (2) Mortgages;

                  (3) UCC-1 Financing Statements;

                  (4) Environmental Indemnity Agreement; and

                  (5) Collateral Assignment of License Agreement.

         Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF LENDER. The representations and warranties of Lender contained in this Section are being made by Lender as of the Closing Date to induce Borrower to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Lender represents and warrants to Borrower as follows:

             A. ORGANIZATION OF LENDER. Lender has been duly organized, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Lender of this Agreement.

             B. AUTHORITY OF LENDER. The person who has executed this Agreement on behalf of Lender is duly authorized so to do.

             C. ENFORCEABILITY. Upon execution by Lender, this Agreement shall constitute the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

         6. REPRESENTATIONS AND WARRANTIES OF BORROWER. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender (and Environmental Insurer solely with respect to Section 6.K) as follows:

             A. FINANCIAL INFORMATION. Borrower has delivered to Lender the Financial Information, which is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present, in all material respects, as of the date of such financial statements the financial condition of each entity (on a consolidated basis in the case of Lessee and its subsidiaries other than Borrower Entities) to which they pertain. No change has occurred with respect to the financial condition of Borrower, Lessee and/or the Premises as reflected in the Financial Information which has not been disclosed in writing to Lender or has had, or would reasonably be expected to result in, a Material Adverse Effect.

             B. ORGANIZATION AND AUTHORITY. (1) Borrower is duly organized or formed, validly existing and in good standing under the laws of its state of formation, and qualified as a foreign limited liability company to do business in each state where the Premises are located and any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents.

                (2) The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do.

                (3) Borrower is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement.

         C. ENFORCEABILITY OF DOCUMENTS. Upon execution by Borrower, this Agreement, the other Loan Documents executed by Borrower, the Lease and the License Agreement shall constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

         D. LITIGATION. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Borrower or any of the Premises before any arbitrator or Governmental Authority, except for such lawsuits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, (i) a Material Adverse Effect or (ii) liability to Borrower (taking into account all applicable insurance, and deductibles and self insured retentions relating thereto) equal to or in excess of $100,000.

         E. ABSENCE OF BREACHES OR DEFAULTS. Borrower is not, and the authorization, execution, delivery and performance of this Agreement, the other Loan Documents, the Lease and the License Agreement will not result, in any breach or default under any other document, instrument or agreement to which Borrower is a party or by which Borrower, any of the Premises or any of the property of Borrower is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement, the other Loan Documents, the Lease and the License Agreement will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order applicable to Borrower, Lessee or the Premises. None of the Premises are subject to any right of first refusal, right of first offer or option to purchase or lease (other than subleases permitted pursuant to the terms of this Agreement) granted to a third party (other than the Lease).

         F. UTILITIES. Adequate public utilities are available at each of the Premises to permit utilization of each of the Premises as a Permitted Concept and all utility connection fees and use charges will have been paid in full prior to delinquency.

         G. ZONING; COMPLIANCE WITH LAWS. Each of the Premises is in compliance with all applicable zoning requirements, and the use of each of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. Borrower and the Premises are in compliance with all Applicable Regulations except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

         H. AREA DEVELOPMENT; WETLANDS. No condemnation or eminent domain proceedings covering all or any portion of the Premises have been commenced or, to the best of Borrower's knowledge, are contemplated. None of the Premises and, to the best of Borrower's knowledge, none of the real property bordering any of the Premises are designated by any Governmental Authority as a wetlands.

         I. LICENSES AND PERMITS; ACCESS. All required licenses and permits, both governmental and private, to use and operate each of the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to each of the Premises for ingress and egress and otherwise to permit utilization of each of the Premises for their intended purposes, and all such public roads and ways have been completed and dedicated to public use.

         J. CONDITION OF PREMISES. Each of the Premises, including the Personal Property, is in working condition and repair, ordinary wear and tear excepted, fully equipped and operational, free from structural defects, safe and properly lighted.

         K. ENVIRONMENTAL. Except as disclosed in the Questionnaires:

            (1) None of the Premises nor any of the Borrower Entities are in violation of, or subject to, any pending or, to Borrower's actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any

Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to any of the Premises;

            (2) All permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Premises by reason of any Environmental Laws have been obtained except to the extent that failure to obtain such permits, licenses or similar authorizations would not reasonably be expected to result in a Material Adverse Effect;

            (3) No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Premises, except in Permitted Amounts;

            (4) None of the Premises contain Hazardous Materials, except in Permitted Amounts, or USTs;

            (5) To the best knowledge of Borrower, there is no threat of any Release migrating to any of the Premises in excess of Permitted Amounts;

            (6) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Premises;

            (7) None of the Borrower Entities has received any written notice or other written communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof in excess of Permitted Amounts, of possible liability of any person or entity pursuant to any Environmental Law in connection with any of the Premises, other environmental conditions in connection with any of the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;

            (8) All information known to any of the Borrower Entities or contained in the files of any of the Borrower Entities relating to any Environmental Condition or Releases of Hazardous Materials in, on, under or from any of the Premises, other than in Permitted Amounts, has been provided, or made available, to Lender, including, without limitation, information relating to all prior Remediation;

            (9) All of the Premises have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"); and none of the Borrower Entities has allowed any tenant or other user of any of the Premises to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off any of the Premises), impaired the value of any of the Premises in any material respect, is contrary to any requirement of any insurer in connection with such insurer providing insurance for the Premises in accordance with the terms of the Loan Documents, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Premises in any material respect; and

            (10) The information and disclosures in the Questionnaires are true, correct and complete in all material respects, and the person or persons executing the Questionnaires were duly authorized to do so.

         Lender has charged Borrower a fee for the Environmental Policies. Borrower acknowledges that the Environmental Policies are for the sole protection of Lender and will not protect Borrower or provide Borrower with any coverage thereunder. Borrower acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties set forth in this subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

            L. TITLE TO PREMISES; FIRST PRIORITY LIEN. Fee title to the real property comprising each of the Premises is vested in Borrower, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions and the liens created by the Mortgages and the UCC-1 Financing Statements. Lessee is the owner of all Personal Property, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the liens created by the Lease, and no Affiliate of Borrower (other than Lessee) owns any of the Personal Property. Upon Closing, Lender shall have a first priority lien upon and security interest in and to each of the Premises pursuant to the Mortgages and the UCC-1 Financing Statements.

            M. NO MECHANICS' LIENS. There are no delinquent accounts payable or mechanics' liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; and no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will be delinquent on or before the Closing Date.

            N. LEASE. Borrower has delivered to Lender a true, correct and complete copy of the Lease. The Lease is the only lease with respect to the Premises, and is in full force and effect, and constitutes the legal, valid and binding obligation of Borrower and Lessee, enforceable against Lessee and Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. Other than in connection with the Loans, Borrower has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Lease or any interest therein, and Borrower has not received any notice that the Lessee has made any assignment, pledge or hypothecation of all or any part of its interest in the Lease. Borrower has not received any notice of default from the Lessee which has not been cured or given any notice of default to the Lessee which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default by the Lessee or Borrower under the Lease.

            O. NONCONSOLIDATION. (1) Borrower maintains correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower has disclosed the nature of the transaction contemplated by the Loan Documents and

Borrower's independent status to its creditors. The Premises represent all of the assets owned or leased by Borrower as of the date hereof, and Borrower has not commingled its assets and its liabilities with those of any other Person.

                (2) Borrower maintains its own checking account or accounts with commercial banking institutions separate from other Persons.

                (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees have been fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of the salary and benefit costs associated with all such common employees.

                (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing are, and at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing are fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of such costs.

                (5) To the extent that Borrower or other Persons have offices in the same location, there is a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person bears its fair share of such expenses.

                (6) Borrower has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent, including, without limitation, liability for the debts of any other Person (and Borrower has not held itself out as being liable for the debts of any other Person), other than the Loans and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. Borrower is not a guarantor of any obligations.

                (7) Except as contemplated by the Loan Documents, Borrower is not presently a party to a pledge of its assets for the benefit of other Persons. Borrower has not made any loans or advances to any third party (including any Affiliate or constituent party of Borrower).

                (8) Borrower has conducted its affairs strictly in accordance with its organizational documents including Borrower's corporate managing member's organizational documents and has observed all necessary, appropriate and customary formalities.

                (9) Borrower does not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person.

                (10) Borrower (a) is solvent, (b) is able to pay its obligations as they become due and (c) is not and shall not be engaged in any business or transaction for which its remaining capital is or may be unreasonably small.

                (11) Borrower has no actual intent to hinder, delay or defraud creditors in connection with any of the transactions contemplated herein or intent to incur (or belief that it is incurring) debts beyond its ability to pay the same as they mature.

                (12) Borrower has not, as to itself or as to other Persons, (a) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) sought appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or made a general assignment for the benefit of Borrower's creditors.

         7. COVENANTS. Borrower covenants to Lender (and Environmental Insurer solely with respect to Section 7.F) from and after the Closing Date and until all of the Obligations are satisfied in full, as follows:

            A. PAYMENT OF THE NOTES. Borrower shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Notes and the other Loan Documents in accordance with the Notes and the other Loan Documents.

            B. TITLE. Borrower shall maintain good and marketable fee simple title to the real property comprising each of the Premises and Lessee shall maintain title to the Personal Property, in each case, free and clear of all liens, encumbrances, charges and other exceptions to title, except the Permitted Exceptions and the liens created by the Mortgages, the UCC-1 Financing Statements, the Lease and any other exception to title permitted by Lender in writing. Lender shall have valid first liens upon and security interests in the Premises, including the Personal Property, pursuant to the Mortgages and the UCC-1 Financing Statements, subject to Permitted Exceptions.

            C. ORGANIZATION AND STATUS OF BORROWER; PRESERVATION OF EXISTENCE. Borrower shall be validly existing and in good standing under the laws of its state of incorporation or formation and qualified as a foreign corporation, partnership or limited liability company to do business in each state where the Premises are located and any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. Borrower shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lender with 30 days' prior written notice and obtaining Lender's prior written consent (to the extent such consent is required under Section 8 of this Agreement).

            D. LICENSES AND PERMITS. All required licenses and permits, both governmental and private, to use and operate each of the Premises as a Permitted Concept shall be maintained in full force and effect, except to the extent that the failure to maintain such licenses and permits in full force and effect would not reasonably be expected to have a Material Adverse Effect.

            E. COMPLIANCE WITH LAWS GENERALLY. Borrower shall, at the sole cost of Borrower, take all steps required to ensure that the use and occupation of each of the Premises, and the condition thereof, including, without limitation, any Restoration, shall not be in violation of any Applicable Regulations now or hereafter in effect in such a manner as would reasonably be expected to result in a Material Adverse Effect. In addition, Borrower shall not violate, and shall ensure that Lessee shall not violate, any Applicable Regulations now or hereafter in effect in such a manner as would reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the other provisions of this Section, Borrower shall not violate, and shall ensure that Lessee shall not violate, the ADA, and all regulations promulgated thereunder, as it affects each of the Premises in such a manner as would reasonably be expected to result in a Material Adverse Effect.

            F. COMPLIANCE WITH ENVIRONMENTAL LAWS. (1) The Premises, the Borrower Entities and any other operator or user of any of the Premises shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or subject to any Remediation obligations under any Environmental Laws (other than any violation, investigation or inquiry disclosed in the Questionnaires).

               (2) All uses and operations on or of each of the Premises, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.

               (3) There shall be no Releases in, on, under or from any of the Premises, except in Permitted Amounts (other than Releases disclosed in the Questionnaires).

               (4) There shall be no Hazardous Materials in, on or under any of the Premises, except in Permitted Amounts (other than such Hazardous Materials in, on or under any of the Premises disclosed in the Questionnaires).

               (5) Borrower shall keep each of the Premises, or cause each of the Premises to be kept, free and clear of all Environmental Liens.

               (6) Borrower shall not do or allow any tenant or other user of any of the Premises to do any act that (a) materially increases the dangers to human health or the environment, (b) poses an unreasonable risk of harm to any person or entity (whether on or off any of the Premises), (c) impairs or is reasonably likely to impair the value of any of the Premises, (d) is contrary to any requirement of any insurer in connection with such insurer providing insurance for the Premises, in accordance with the terms of the Loan Documents,
(e) constitutes a public or private nuisance or constitutes waste, or (f) violates any covenant, condition, agreement or easement applicable to any of the Premises which violation would reasonably be expected to result in a Material Adverse Effect.

               (7) Borrower shall promptly notify Lender in writing upon Borrower obtaining actual knowledge of:

                   (a) any presence of Releases or Threatened Releases in, on, under, from or migrating towards any of the Premises, in excess of Permitted Amounts, including, without limitation, the presence on or under any of the Premises of any Hazardous Materials, in excess of Permitted Amounts;

                   (b) any non-compliance with any Environmental Laws related in any way to any of the Premises;

                   (c) any Environmental Lien or any act or omission which could reasonably be expected to result in the imposition of an Environmental Lien against any of the Premises;

                   (d) any required or proposed Remediation of environmental conditions relating to any of the Premises, including, without limitation, any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting any of the Premises;

                   (e) any written or oral notice or other communication of which any of the Borrower Entities becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law relating to the Premises, other environmental conditions in connection with any of the Premises, or any actual or potential administrative or judicial proceedings in connection with the violation by Borrower of any obligation under this Agreement; or

                   (f) any investigation or inquiry initiated by any Governmental Authority relating to the Environmental Condition of any of the Premises.

            (8) Borrower shall, at its sole cost and expense:

                (a) perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Premises as may be reasonably requested by Lender (including but not limited to non-invasive sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas); provided, however, that Lender shall not require or request that Borrower conduct any invasive testing or investigation unless (i) such testing is recommended pursuant to an environmental assessment of the Premises, (ii) Lender reasonably believes that an Environmental Condition exists at the Premises or any portion thereof, (iii) there is an uncured Event of Default, (iv) upon the occurrence of an emergency or (v) in connection with any Securitization, Participation or Transfer contemplated by this Agreement (Borrower shall share with Lender and Environmental Insurer the reports and other results thereof, and Lender, Environmental Insurer and other Indemnified Parties shall be entitled to rely on such reports and other results thereof). Notwithstanding the foregoing to the contrary, Borrower shall be required to perform the foregoing environmental site assessments or other investigations of environmental conditions on a Premises only (1) once every year during the term of the Loan secured by such Premises or in connection with any Securitization, Participation or Transfer contemplated by this Agreement, and either such event upon reasonable prior written notice delivered by Lender to Borrower, or (2) at any time and without prior written notice (x) Lender reasonably requests if such request is made because Lender reasonably believes that an Environmental Condition exists at the Premises, (y) upon the occurrence of an event of an emergency, or (z) upon the occurrence and during the continuation of an Event of Default); and

                (b) have the Premises inspected as may be required by any Environmental Laws for seepage, spillage and other environmental concerns. Borrower shall provide Lender with written certified results of all inspections performed on any of the Premises. All costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Borrower. All inspections and tests performed on any of the Premises shall be conducted in compliance with all Environmental Laws.

         (9) Borrower shall, at its sole cost and expense, and without limiting the rights of Lender under any other provision of this Agreement, comply with all reasonable written requests of Lender to:

             (a) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from any of the Premises;

             (b) comply with any Environmental Law;

             (c) comply with any directive from any Governmental Authority; and

             (d) take any other reasonable action reasonably necessary or appropriate for protection of human health or the environment.

         (10) Lender, Environmental Insurer and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon any of the Premises
(a) once every year during the term of the Loan encumbered by such Premises, during normal business hours, but only upon reasonable prior written notice to Borrower, or (b) in connection with any Securitization, Participation or Transfer contemplated by this Agreement, during normal business hours, but only upon reasonable prior written notice to Borrower, or (c) at any time in the event of an emergency, upon Lender's reasonable belief that an Environmental Condition exists at the Premises, or upon the occurrence and during the continuation of an Event of Default, in any of which events no prior written notice shall be required, in order to assess any and all aspects of the environmental condition of any of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials; provided, however, that no party shall conduct any invasive testing or investigation without Borrower's prior written consent unless such testing is recommended pursuant to an environmental assessment of a Premises. With respect to any inspection hereunder that is conditioned upon reasonable notice to the Borrower, Lender shall use good faith efforts to coordinate such inspection with Borrower so as to permit Borrower to have a representative present during such inspection; provided, however, Lender shall have no liability to Borrower and Borrower shall not have the right to prevent any such inspection if, despite Lender's good faith efforts, Lender is unable to coordinate its inspection in a manner facilitating the presence of Borrower's representative at such inspection. Borrower shall cooperate with and provide access to Lender, Environmental Insurer and any such person or entity designated by Lender, provided that Lender, Environmental Insurer and any such person shall use commercially reasonable efforts to avoid disturbing Lessee's possession of the Premises and the operation of Lessee's business on the Premises. Any such assessment and investigation shall be at Borrower's sole cost and expense if, at the time Lender undertakes such assessment or investigation, Lender has a reasonable basis for believing that a Release has occurred at any of the Premises in excess of Permitted Amounts or if an Event of Default has occurred and is continuing. Otherwise, any such assessment and investigation shall be at Lender's sole cost and expense. If invasive testing is permitted pursuant to the terms of this Section or Section 7I. below, Lender shall cause any party performing such testing to be appropriately insured or bonded in such amounts as are commercially reasonable.

         (11) To the extent any Environmental Condition stems from an action or omission by a party other than Lessee or any of the Borrower Entities (a "Responsible Party"), Lender agrees that (a) nothing set forth herein shall limit Borrower's rights to seek contribution and/or reimbursement from such Responsible Party or to compel such Responsible Party to take all steps necessary to satisfy Borrower's Remediation obligation with respect to such Environmental Condition, and (b) Borrower shall be deemed to have satisfied any such Remediation obligation to the extent effected by such Responsible Party; provided, however, that nothing herein shall or shall be deemed to obviate, excuse or exonerate Borrower's Remediation obligation with respect to such Environmental Condition to the extent (x) such Responsible Party contests any such Remediation obligation (or the scope thereof) and (y) such Responsible Party does not cause such Remediation obligation to be completed in due course with all due diligence.

             G. FINANCIAL STATEMENTS. (1) Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender (a) complete financial statements of Borrower including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (b) such other financial information as Lender may reasonably request in order to establish compliance with the financial covenants in the Loan Documents, including, without limitation, Section 7.J of this Agreement. All such financial statements shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower or Lessee). Borrower understands that Lender is relying upon such financial statements and Borrower represents that such reliance is reasonable. In the event the property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to each of the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lender need not be audited, but Borrower shall deliver to Lender copies of any audited financial statements of Borrower which may be prepared, as soon as they are available.

             (2) Borrower shall cause to be delivered to Lender copies of the financial statements required to be delivered pursuant to Section 32 of the Lease within the time periods set forth in such Section.

         H. COMPLIANCE CERTIFICATES. Within 90 days after the end of each fiscal year of Borrower, Borrower shall deliver a compliance certificate to Lender in a form to be provided by Lender in order to establish that Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

         I. INSPECTIONS. Borrower shall, upon not less than 24 hours written notice and during normal business hours (or without prior notice and at any time in the event of an emergency), (1) provide Lender and Lender's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to each of the Premises, all drawings, plans, and specifications for each of the Premises in possession of Borrower or Lessee, all engineering reports relating to each of the Premises in the possession of Borrower or Lessee, the files, correspondence and documents relating to each of the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of each of the Premises (including, without limitation, any of the foregoing information stored in any computer files), (2) allow such persons to make such inspections, tests, copies, and verifications as Lender considers reasonably necessary (except that none of Lender nor such persons shall conduct any invasive testing on the Premises without obtaining the prior consent of Borrower which may withheld in Borrower's sole and absolute discretion), and (3) if Borrower is in breach of the Fixed Charge Coverage Ratio requirement set forth in the following subsection J, pay expenses reasonably incurred by Lender from time to time in conducting such inspections, tests, copies and verifications upon demand (such amounts to bear interest at the Default Rate if not paid upon demand until paid). All access and entry onto the Premises or other property in connection with the exercise of the rights granted to Lender in this Section shall occur (a) once every year during the term of the Loan encumbered by such Premises, upon not less than 24 hours written notice and during normal business hours, or (b) in connection with any Securitization, Participation or Transfer contemplated by this Agreement, upon not less than 24 hours written notice and during normal business hours, or (c) at any time in the event of an emergency or upon the occurrence and during the continuation of an Event of Default, in either of which cases no prior written notice shall be required; provided, however, that the exercise of such access and entry rights shall in no event disturb Lessee's possession of the Premises nor the operation of Lessee's business on the Premises. With respect to any inspection hereunder that is conditioned upon notice to the Borrower, Lender shall use good faith efforts to coordinate such inspection with Borrower so as to permit Borrower to have a representative present during such inspection; provided, however, Lender shall have no liability to Borrower and Borrower shall not have the right to prevent any such inspection if, despite Lender's good faith efforts, Lender is unable to coordinate its inspection in a manner facilitating the presence of Borrower's representative at such inspection.

         J. FIXED CHARGE COVERAGE RATIO. Until such time as all of Borrower's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Borrower shall cause to be maintained an aggregate Fixed Charge Coverage Ratio at all of the Premises of at least 1.25:1, as determined on the last day of each fiscal year of Borrower. For purposes of this Section, the term "Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 5% of Gross Sales, to (b) the sum of the Lender Payments, Operating Lease Expense and the Equipment Payment Amount.

         For purposes of this Section, the following terms shall be defined as set forth below:

         "CAPITAL LEASE" shall mean any lease of any property (whether real, personal or mixed) with respect to one or more of the Premises which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of the lessee. The term "Capital Lease" shall not include any operating lease.

         "DEBT" shall mean as directly related to all of the Premises and the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with GAAP, accounted for as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

         "DEPRECIATION AND AMORTIZATION" shall mean with respect to all of the Premises the depreciation and amortization accruing during any period of determination as determined in accordance with GAAP.

         "EQUIPMENT PAYMENT AMOUNT" shall mean for any period of determination the sum of all regularly scheduled payments payable during such period of determination under all (i) leases for equipment located at one or more of the Premises, other than operating leases and (ii) all loans secured by equipment located at one or more of the Premises.

         "GROSS SALES" shall mean the sales or other income arising from all business conducted at all of the Premises during the period of determination, less sales tax and any amounts received from not-for-profit sales of all non-food items approved for use in connection with promotional campaigns, if any.

         "INTEREST EXPENSE" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt allocable to one or more of the Premises and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with GAAP.

         "LENDER PAYMENTS" shall mean with respect to the period of determination, the sum of all regularly scheduled payments payable under the Notes.

         "NET INCOME" shall mean with respect to the period of determination, the aggregate net income or net loss allocable to all of the Premises. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, and (iii) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP, or (y) corporate overhead expense allocable to the period of determination.

         "OPERATING LEASE EXPENSE" shall mean the sum of all payments and expenses incurred by the lessee under any operating leases with respect to one or more of the Premises and the business operations thereon during the period of determination, as determined in accordance with GAAP.

             K. LOST NOTE. Borrower shall, if any Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to Lender, upon receipt from Lender of an affidavit and indemnity in a form reasonably acceptable to Lender and Borrower stipulating that such Note has been mutilated, destroyed, lost or stolen (and, in the case of a mutilated Note, such mutilated Note), in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest.

             L. AFFILIATE TRANSACTIONS. Unless otherwise approved by Lender, all transactions between Borrower and any of its Affiliates shall be on terms substantially as advantageous to Borrower as those which could be obtained by Borrower in a comparable arm's length transaction with a non-Affiliate of Borrower.

             M. NONCONSOLIDATION. (1) Borrower shall at all times maintain correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower shall disclose the nature of the transactions contemplated by the Loan Documents and Borrower's independent status to its creditors. Borrower shall not own or lease any assets other than the Premises, nor engage in any business other than owning and leasing the Premises, including financing the Premises with Lender. Borrower shall not commingle its assets and its liabilities with those of any other Person.

                (2) Borrower shall maintain its own checking account or accounts with commercial banking institutions separate from other Persons.

                (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees, at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees.

                (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person shall bear its fair share of such costs. All transactions between Borrower and other Persons shall be only on an arm's-length basis.

                (5) To the extent that Borrower or other Persons have offices in the same location, there shall be a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

                (6) Borrower shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Borrower will not hold itself out as being liable for the debts of any other Person), other than the Loans and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Loans may be secured (subordinate or pari passu) by the Premises or any portion thereof.

                (7) Borrower shall not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party of Borrower except upon terms and conditions that are intrinsically fair and no more favorable to Borrower than to those that would be available on an arms-length basis with third parties other than any such party.

                (8) Except as contemplated by the Loan Documents, Borrower shall not pledge, grant any security interest in, hypothecate or otherwise encumber its assets for the benefit of any other Persons.

                (9) Borrower shall issue separate financial statements prepared not less frequently than annually and prepared according to GAAP.

                (10) Borrower shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.

                (11) Borrower shall conduct its affairs strictly in accordance with its organizational documents, including Borrower's corporate managing member's organizational documents and shall observe all necessary, appropriate and customary formalities. The books, records and accounts of Borrower shall at all times be maintained in a manner permitting the assets and liabilities of Borrower to be easily separated and readily ascertained from those of any other Person and Borrower shall file its own tax returns.

                (12) Borrower shall not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person. Borrower shall maintain and utilize separate stationery, invoices and checks.

                (13) Borrower shall not make any loans or advances to any third party (including any Affiliate of Borrower or constituent party of Borrower).

                (14) Borrower shall not, as to itself or as to other Persons,
(a) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) seek appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or make a general assignment for the benefit of Borrower's creditors. Borrower shall not take any action in furtherance of, or indicating its consents to, approval of or acquiescence in, any of the acts set forth above. Borrower shall not be unable to, or admit in writing its inability to, pay its debts.

         8. PROHIBITION ON CHANGE OF CONTROL AND PLEDGE. Without limiting the terms and conditions of Section 3.09 of the Mortgages, Borrower agrees that, from and after the Closing Date and until all of the Obligations are satisfied in full, without the prior written consent of Lender:

              (1) no Change of Control shall occur; and

              (2) no interest in Borrower shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Borrower Entities (each, a "Pledge").

         Lender's consent to a Change of Control and/or Pledge shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion, including, without limitation, (i) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall reasonably request, (ii) the proposed Change of Control and/or Pledge having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loans as well as any other rating agency selected by Lender, and (iii) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications reasonably requested by Lender pursuant to clause (i) above). In addition, any such consent shall be conditioned upon payment by Borrower to Lender of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Notes and (y) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Change of Control or Pledge in violation of this Section. The provisions of this Section shall apply to every Change of Control or Pledge regardless of whether voluntary or not, or whether or not Lender has consented to any previous Change of Control or Pledge.

         9. TRANSACTION CHARACTERIZATION. A. It is the intent of the parties hereto that this Agreement and the other Loan Documents are a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Borrower and that, except as otherwise contemplated by Sections 14.P(4) and (5), the Loan Documents evidence one unitary, unseverable transaction pertaining to all of the Premises. Borrower acknowledges that all of the Loans are cross-defaulted and cross-collateralized, except as otherwise contemplated by Sections

14.P(4) and (5), and that such cross-default and cross-collateralization is a material inducement to Lender making the Loans.

                B. It is the intent of the parties hereto that the business relationship created by the Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Borrower and Lender, to make them joint venturers, to make Borrower an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Borrower.

         10. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Borrower (each, an "Event of Default"):

                (1) If any representation or warranty of Borrower set forth in any of the Loan Documents is false in any material respect which would have a Material Adverse Effect, or if Borrower renders any statement or account which is false in any material respect as of the effective date of such representation.

                (2) If any principal, interest or other monetary sum due under the Notes, the Mortgages or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lender shall not be entitled to exercise its rights and remedies set forth below unless and until Lender shall have given Borrower notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

                (3) If Borrower fails to observe or perform any of the other covenants (except with respect to a breach of the Fixed Charge Coverage Ratio, which breach is addressed in subitem (7) below), conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, except as otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not, except for Remediation exceed 90 days after receiving notice of the failure from Lender. Except for Remediation, if Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

                (4) If Borrower becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due; provided that if the Action is commenced by a party other than a Borrower Entity, the commencement of such Action shall not be an Event of Default hereunder if such Action is dismissed or discharged within sixty (60) days of filing thereof.

                (5) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Loan Document, the Lease, any of the Related Loan Documents or any of the Other Agreements.

                (6) If a final, nonappealable judgment is rendered by a court against Borrower which (i) has a material adverse effect on the operation of any of the Premises as a Permitted Concept, or (ii) is in an amount greater than $100,000.00; provided, however, that any such judgment of the nature specified in Sections 10.A(6)(i) or 10.A(6)(ii) shall not result in an Event of Default if
(x) such judgment is discharged or provision made for such discharge within 60 days from the date of entry of such judgment, or (y) (1) Borrower has valid and collectible insurance coverage for such judgment and (2) the total amount of liability of the Borrower not paid or payable by such insurance, taking into account all deductibles or self insured retentions, does not exceed $100,000.

                (7) If there is a breach of the Fixed Charge Coverage Ratio requirement and Lender shall have given Borrower written notice thereof (the "FCCR Amount Notice") and Borrower shall have failed within a period of 30 days from the delivery of such notice to (i) pay to Lender the FCCR Amount (without premium or penalty) with respect to such of the Premises (starting with the Premises with the lowest Fixed Charge Coverage Ratio and proceeding in ascending order to the Premises with the next lowest Fixed Charge Coverage Ratio) as is necessary to cure the breach of the Fixed Charge Coverage Ratio requirement and for which the then Fixed Charge Coverage Ratio (with the definitions in Section 7.J being deemed to be modified as applicable to provide for the calculation of the Fixed Charge Coverage Ratio for each such Premises on an individual basis rather than on an aggregate basis with the other Premises) is below 1.25:1 (each, a "Subject Premises"), (ii) prepay the Note or Notes corresponding to the Subject Premises in whole but not in part (without premium or penalty) or (iii) notify Lender of Borrower's election to substitute a Substitute Premises for each Subject Premises in accordance with the terms of Section 13 (the failure of Borrower to complete such substitution within 60 days after Borrower has delivered the Proposed Substitution Notice to Lender shall be deemed to be an Event of Default without further notice or demand of any kind being required). For purposes of the preceding sentence, "FCCR Amount" means that sum of money which, when subtracted from the outstanding principal amount of the Note corresponding to a Subject Premises, and assuming the resulting principal balance is reamortized in equal monthly payments over the remaining term of such Note at the rate of interest set forth therein, will result in an adjusted aggregate Fixed Charge Coverage Ratio for all of the Premises of at least 1.25:1 based on the prior year's operations. Promptly after Borrower's payment of the FCCR Amount, Borrower and Lender shall execute an amendment to each such Note in form and substance reasonably acceptable to Lender reducing the principal amount payable to Lender under such Note and reamortizing the principal amount of such Note in equal monthly payments over the then remaining term of such Note at the rate of interest set forth therein.

              B. Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in subsection A, Lender may declare all or any part of the obligations of Borrower under the Notes, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Borrower hereby waives notice of intent to accelerate the obligations secured by the Mortgages and notice of acceleration. Thereafter, Lender may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Notes, the Mortgages or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

         11. ASSIGNMENTS BY LENDER. Subject to the terms of Section 14P.(2) of this Agreement, Lender may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization. Upon any unconditional assignment of Lender's entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein.

         12. INDEMNITY; RELEASE. A. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower's interest in any of the Premises or Borrower's failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents), and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following:

                (1) any presence of any Hazardous Materials in, on, above, or under any of the Premises;

                (2) any past, present or Threatened Release in, on, above, under or from any of the Premises;

                (3) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Premises of any Hazardous Materials at any time located in, under, on or above any of the Premises;

                (4) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above any of the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

                (5) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Premises or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws;

                (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Premises;

                (7) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;

                (8) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any of the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss;

                (9) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Borrower, any person or entity affiliated with Borrower or any tenant or other user, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials;

                (10) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower, any person or entity affiliated with Borrower or any tenant or other user of any of the Premises, from which there is a Release, or a Threatened Release of any Hazardous Material which causes the incurrence of costs for Remediation;

                (11) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Premises; or

                (12) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

              B. Borrower fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lender and Environmental Insurer, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to Borrower's breach of any representation, covenant, or obligation set forth in this Agreement with respect to any Hazardous Materials, Releases and/or Remediation on, at or affecting any of the Premises.

         13. SUBSTITUTION. A. Borrower shall have the right to obtain a release of all liens granted in favor of Lender with respect to a Premises by substituting a Substitute Premises for such Premises if:

                (1) the terms of Section 10.A(7) permit such substitution;

                (2) there is an event that results in a default under, or an event that, but for the passage of time or giving of notice would be a default under, Section 7.D., 7.E. or 7.F. hereof; or

                (3) Borrower determines for any reason to make a substitution, provided, however, that Borrower may not substitute more than three (3) of the Premises pursuant to the provisions of this subitem (3).

              B. Borrower's right to substitute a Substitute Premises for a Premises pursuant to the preceding subsection A. shall be subject to the fulfillment of each of the following terms and conditions:

                (1) Borrower shall provide Lender with notice of its intention to substitute a Substitute Premises. Any notice (the "Proposed Substitution Notice") with respect to a proposed substitution pursuant to the preceding subsection A(1) must be delivered within the 30 day period following Borrower's receipt of the FCCR Amount Notice and the closing of the substitution shall take place within the 60 day period following Borrower's delivery of the Proposed Substitution Notice. Any substitution pursuant to the preceding subsection A(2) or A(3) shall take place within 60 days after delivery to Lender of the substitution notice.

                (2) Borrower must provide for the substitution of a Substitute Premises, and the proposed Substitute Premises must:

                    (a) be a Permitted Concept, in good condition and repair, ordinary wear and tear excepted;

                    (b) have for the twelve month period preceding the date of the closing of such substitution a Fixed Charge Coverage Ratio (with the definitions of Section 7.J being deemed to be modified if necessary and as applicable to provide for a calculation of the Fixed Charge Coverage Ratio for each of the Substitute Premises, and the Premises being replaced on an individual basis rather than on an aggregate basis with the other Substitute Premises and the other Premises, respectively) at least equal to the Fixed Charge Coverage Ratio for the Premises being replaced and the substitution must not cause a breach of any Fixed Charge Coverage Ratio requirement under this Agreement;

                    (c) be owned in fee simple by Borrower;

                    (d) Borrower's right, title and interest in and to each proposed Substitute Premises shall be free and clear of all liens, restrictions, easements and encumbrances, except such matters as are acceptable to Lender (the "Substitute Premises Permitted Exceptions"); and

                    (e) have a fair market value no less than the greater of the then fair market value of the Premises to be replaced or the fair market value of such Premises as of the Closing, all as reasonably determined by Lender's in-house inspectors and underwriters utilizing the same valuation method as used in connection with the Closing.

                (3) Lender shall have inspected and approved the Substitute Premises utilizing Lender customary site inspection and underwriting approval criteria. Borrower shall have reimbursed Lender for all of its costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lender's site inspectors' costs and expenses with respect to the proposed Substitute Premises. Borrower shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, including, without limitation, the cost of title insurance premiums and endorsements, the cost of personal property lien insurance premiums and endorsements, survey charges, stamp taxes, mortgage taxes, transfer fees, escrow, filing and recording fees and UCC filing and recording fees (including preparation, filing and recording fees for UCC continuation statements), the cost of environmental due diligence undertaken pursuant to subsection (7) below, including, without limitation, the cost of environmental insurance, and the reasonable attorneys' fees and expenses of counsel to Borrower and Lender.

                (4) Lender shall have received a preliminary title report and irrevocable commitment to insure title in the amount of the then outstanding principal balance of the Loan relating to the Premises to be replaced by means of a mortgagee's ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the proposed Substitute Premises is located) for such proposed Substitute Premises issued by Title Company showing good and marketable title in the real property comprising the Substitute Premises vested in Borrower and committing to insure Lender's first priority lien upon and security interest in the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions and containing endorsements substantially comparable to those required by Lender at the Closing.

                (5) Lender shall have received an irrevocable commitment issued by First American Corporation to insure Lender's first priority lien upon and security interest in the "Personal Property" (as defined in the Substitute Documents) subject only to such exceptions as Lender shall approve and containing endorsements substantially comparable to those required by Lender at the Closing.

                (6) Lender shall have received a current ALTA survey of such proposed Substitute Premises or its equivalent, the form of which shall be comparable to those received by Lender at the Closing and sufficient to cause the standard survey exceptions set forth in the title policy referred to in the preceding subsection to be deleted, and disclosing no matters other than the Substitute Premises Permitted Exceptions.

                (7) Lender shall have completed such environmental due diligence of each of the Premises as it deems necessary or advisable in its sole discretion, including, without limitation, receiving an environmental insurance policy with respect to such proposed Substitute Premises in form and substance and issued by such environmental insurance company as is acceptable to Lender in its sole discretion, and Lender shall have approved the environmental condition of the Substitute Premises in its sole discretion.

                (8) Borrower shall deliver, or cause to be delivered, with respect to Borrower and Lessee and the Substitute Premises, opinions of Counsel in form and substance comparable to those received at Closing (but also addressing such matters unique to the Substitute Premises as may be reasonably required by Lender).

                (9) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the Substitute Premises is properly zoned for use as a Permitted Concept and that such use constitutes a legal, conforming use under applicable zoning requirements.

                (10) no Event of Default shall have occurred and be continuing under any of the Loan Documents.

                (11) Borrower and Lessee shall have executed such documents as are comparable to the security documents executed and delivered at Closing, as applicable (but with such revisions as may be reasonably required by Lender to address matters unique to the Substitute Premises) or amendments to such documents, including, without limitation, a Mortgage, amendments to the Lease, Memoranda and License Agreement, and UCC-1 Financing Statements (the "Substitute Documents"), to provide Lender with a first priority lien on the proposed Substitute Premises, subject only to the Substitute Premises Permitted Exceptions, and all other rights, remedies and benefits with respect to the proposed Substitute Premises which Lender holds in the Premises to be replaced, all of which documents shall be in form and substance reasonably satisfactory to Lender.

                (12) the representations and warranties set forth in the Substitute Documents and Section 6 of this Agreement applicable to the proposed Substitute Premises shall be true and correct in all material respects as of the date of substitution, and Borrower shall have delivered to Lender an officer's certificate to that effect.

                (13) Borrower shall have delivered to Lender certificates of insurance and insurance policies showing that all insurance required by the Substitute Documents is in full force and effect.

         Upon satisfaction of the foregoing conditions with respect to the release of a Premises:

                     (a) the proposed Substitute Premises shall be deemed substituted for the Premises to be replaced;

                     (b) the Loan Amount for the Substitute Premises shall be the same as for the replaced Premises;

                     (c) the Substitute Premises shall be referred to herein as a "Premises" and included within the definition of "Premises" and shall secure the same Obligations as were secured by the Premises that were replaced;

                     (d) the Substitute Documents shall be dated as of the date of the substitution;

                     (e) Lender will release, or cause to be released, the lien of the Mortgage, UCC-1 Financing Statements and any other Loan Documents encumbering the replaced Premises; and

                     (f) at the closing of the substitution, Borrower shall convey without warranty or recourse the replaced Premises to a third party (including without limitation Lessee, but excluding any of the Borrower Group).

         14. MISCELLANEOUS PROVISIONS.

             A. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement or any of the other Loan Documents shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

             If to Borrower:        Friendly's Realty III, LLC

                                    1855 Boston Road
                                    Wilbraham, Massachusetts 01095-1098
                                    Attention: Aaron Parker
                                    Telephone: (413) 543-2400
                                    Telecopy:  (413) 543-3282

             If to Lender:    Dennis L. Ruben, Esq.

                              Executive Vice President,
                              General Counseland Secretary
                              GE Capital Franchise Finance Corporation
                              17207 North Perimeter Drive
                              Scottsdale, AZ  85255
                              Telephone: (480) 585-4500
                              Telecopy:  (480) 585-2226

             B. REAL ESTATE COMMISSION. Lender and Borrower represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Borrower shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

             C. WAIVER AND AMENDMENT; DOCUMENT REVIEW. (1) No provisions of this Agreement or the other Loan Documents shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                (2) In the event Borrower makes any request upon Lender requiring Lender or Lender's attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (x) reimburse Lender promptly upon Lender's demand for all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees, and (y) pay Lender a reasonable processing and review fee.

             D. CAPTIONS. Captions are used throughout this Agreement and the other Loan Documents for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

             E. LENDER'S LIABILITY. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by Lender, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against Lender's officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (3) Borrower shall look solely to the assets of Lender for the satisfaction of each and every remedy of Borrower in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

             F. SEVERABILITY. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

             G. CONSTRUCTION GENERALLY. This Agreement and the other Loan Documents have been entered into by parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and the other Loan Documents and is entered into by both parties in reliance upon the economic and legal bargains contained therein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Borrower and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

             H. FURTHER ASSURANCES. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents, conveyances, notes, mortgages, deeds of trust, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents, to perfect any lien or security interest granted in any of the Loan Documents and for the better assuring and confirming of all of Lender's rights, powers and remedies under the Loan Documents.

             I. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

             J. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement and the other Loan Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, with respect to the Premises, upon the execution and delivery of this Agreement by Borrower and Lender, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in the Commitment.

             K. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed by Lender in the State of Arizona and executed and delivered by Borrower in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Notes shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Notes, then, as to those provisions only, the laws of the states where the Premises are located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the states in which the Premises are located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

             L. COUNTERPARTS. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.

             M. BINDING EFFECT. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

             N. SURVIVAL. Except for the conditions of Closing set forth in
Section 4, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Borrower and Lender set forth in this Agreement and the other Loan Documents shall survive the Closing.

             O. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH

RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

             P. TRANSFERS, PARTICIPATIONS AND SECURITIZATIONS. (1) A material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is Borrower's agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to any Note, Mortgage and/or any of the other Loan Documents or any or all servicing rights with respect thereto.

                (2) Borrower agrees to cooperate in good faith with Lender in connection with any such Transfer, Participation and/or Securitization of any Note, Mortgage and/or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Borrower or Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, (x) Borrower and Lessee shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws, and (y) each such purchaser, transferee, assignee, servicer or participant acknowledges the confidential nature of such information; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon Borrower, Lessee or the transactions contemplated hereunder. Notwithstanding the preceding sentence, Borrower shall not be required to amend or change any documents evidencing or securing any Loan Documents which would modify (a) the interest rate payable under the Notes, (b) the stated maturity date of the Notes, (c) the amortization of principal or prepayment rights with respect to the Notes, or (d) any other material economic term of the Loan Documents that would have a material adverse effect on Borrower. Lender shall be responsible for preparing at its expense any documents in connection with any Transfer, Participation and/or Securitization, including without limitation all documents evidencing the amendments referred to in the preceding subitem (ii).

                (3) Subject to the terms of Section 14P.(2) above, Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to the Premises or the financial condition of Borrower and Lessee to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. Lender and Borrower (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

                (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents:

                    (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer;

                    (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Loan Pool;

                    (c) the Loan Documents and Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Entities contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and

                    (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Entities contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool.

                (5) In the event that at least one, but not all, of the Loans are included in a Loan Pool, Borrower, at the request of Lender, shall execute
(i) a separate Loan Agreement with respect to those Loans included in such Loan Pool, which Loan Agreement shall be in substantially the same form and substance as this Agreement but shall only apply with respect to those Premises corresponding to such Loans (the "Other Loan Agreement"), (ii) an amendment to this Agreement that shall modify the term "Premises" to delete those Premises corresponding to the Other Loan Agreement from this Agreement. Lender shall prepare, at Lender's expense, the documents contemplated by the preceding sentence. Subject to the terms of Section 14P.(2) of this Agreement, if Borrower shall fail to execute and deliver any of the documents contemplated by this subsection (5) within ten (10) days after Lender's request, Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Borrower to execute and deliver such documents, which appointment is coupled with an interest and is irrevocable and binding.

            Q. ESTOPPEL CERTIFICATE. (1) At any time, and from time to time, Borrower agrees, promptly and in no event later than fifteen (15) days after a written request from Lender, to execute, acknowledge and deliver to Lender a certificate in the form supplied by Lender, certifying: (a) the date to which principal and interest have been paid under the Note and the amount thereof then payable; (b) that no written notice has been received by Borrower of any default under this Agreement or any of the other Loan Documents which has not been cured, except as to defaults specified in the certificate; (c) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Borrower; (d) that Lender does not have actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Premises; and (e) any other information reasonably requested by Lender in connection with this Agreement and the other Loan Documents. If Borrower shall fail or refuse to sign a certificate in accordance with the provisions of this Section within fifteen (15) days following a request by Lender, Borrower irrevocably constitutes and appoints Lender as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

                (2) At any time, and from time to time, Lender, agrees, promptly and in no event later than fifteen (15) days' after a request from Borrower, to execute, acknowledge and deliver to Borrower a certificate in the form supplied by Borrower, certifying: (a) to Lender's knowledge, whether there are then any existing defaults by Borrower in the performance of its obligations under this Agreement or any of the other Loan Documents, and, if there are any such defaults, specifying the nature and extent thereof; (b) that no notice has been delivered by Lender to Borrower of any default under this Agreement or the other Loan Document which has not been cured, except as to defaults specified in the certificate; (c) the date to which the principal and interest have been paid under the Notes and the amount thereof then payable; (d) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lender; and (e) any other information reasonably requested by Borrower in connection with this Agreement and the other Loan Documents.

            R. CONFIDENTIALITY. Lender shall take reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by Borrower or Lessee, and Lender shall not use any such information other than in connection with the transactions contemplated hereunder or with other business now or hereafter existing with Borrower, Lessee or any Affiliate of Borrower or Lessee. The foregoing shall not apply to information which (i) is generally available to the public other than as a result of Lender disclosing such information, or (ii) was, is or becomes available on a non-confidential basis from a source other than Borrower, Lessee or any Affiliate of Borrower or Lessee, provided that such source is not bound by a confidentiality agreement with Borrower, Lessee or any Affiliate of Borrower or Lessee, the existence of which is known to Lender. In addition, Lender may disclose any confidential information (a) at the request of, or pursuant to any requirement of, any governmental authority of competent jurisdiction or in connection with an examination of Lender by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable requirement of law; (d) to independent auditors and other professional advisors of Lender; and (e) to any purchaser or transferee of, or participant in, a Loan, or to any investor or servicer in connection with a Transfer, Participation or Securitization, so long as such recipient acknowledges that Lender has agreed to maintain the confidentiality of such confidential information and agrees to maintain such confidentiality itself.

         IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the date first above written.

                                      LENDER:

                                      GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation

                                      By
                                        ---------------------------------------
                                      Printed Name
                                                  -----------------------------
                                      Its
                                         --------------------------------------

                                      BORROWER:

                                      FRIENDLY'S REALTY III, LLC, a Delaware
                                      limited liability company

                                      By
                                        ---------------------------------------
                                        Aaron Parker, Vice President

         U.S. Federal Tax Identification Number:
         04-3582583

         Organization Identification Number:
         3449981

         Principal Place of Business:
         Wilbraham, Massachusetts

                                POWER OF ATTORNEY

         Lender may act as attorney-in-fact or otherwise on behalf of Borrower pursuant to Sections 14.P(5) and 14.Q(1) of this Agreement. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

         ---------------                             --------------------
         Witness                                     Borrower

                                     WITNESS

         In accordance with the requirements of Arizona Revised Statutes Section 14-5506 and other applicable law, the undersigned has executed this Agreement for the purpose of witnessing the grant of the powers of attorney by Borrower to Lender.

                                              ---------------------------------

STATE OF ARIZONA   )
                   ) SS.
COUNTY OF MARICOPA )

         The foregoing instrument was acknowledged before me on November __, 2001 by, _______________________________, of GE Capital Franchise Finance
Corporation, a Delaware corporation, on behalf of the corporation.

                                             ----------------------------------
                                             Notary Public
My Commission Expires:

------------------------------------------------------------

STATE OF ARIZONA   )
                   ) SS.
COUNTY OF MARICOPA )

         The foregoing instrument was acknowledged before me on November __, 2001 by Aaron Parker, Vice President of Friendly's Realty III, LLC, a Delaware limited liability company, on behalf of the limited liability company.

                                                   ----------------------------
                                                   Notary Public

My Commission Expires:

------------------------------------------------------------